AMENDMENT TO PROMISSORY NOTE

This Amendment to Promissory Note (this “Amendment”) is entered into as of February 27, 2020, by and between ILIAD RESEARCH AND TRADING, L.P., a Utah limited partnership (“Lender”), and GBT TECHNOLOGIES INC. (f/k/a Gopher Protocol, Inc.), a Nevada corporation (“Borrower”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Note (as defined below).

A.                 Borrower previously issued to Lender a Promissory Note dated February 27, 2019 in the principal amount of $2,325,000.00 (the “Note”).

B.                 Borrower has requested that Lender extend the Maturity Date of the Note (the “Extension”) and make the Note convertible into Borrower’s common stock.

C.                 Lender has agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to grant the Extension and make the Note convertible.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                  Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2.                  Amendments.

(a)               The Maturity Date for the Note is hereby extended until August 27, 2020.

(b)	The following sentence shall be added to the Note at the end of Section 6.1:

“Borrower’s failure to deliver Conversion Shares (as defined below) to Lender within three (3) Trading Days (as defined below) of its receipt of a Conversion Notice (as defined below) shall be considered an Event of Default hereunder.”

(c)               The following provision shall be added to the Note as Section 25: “25. Conversion.

25.1   Conversions. Lender has the right at any time after the issuance date of this Note until the outstanding balance has been paid in full, at its election, to convert (“Conversion”) all or any portion of the outstanding balance of this Note into shares (“Conversion Shares”) of fully paid and non-assessable common stock, $0.00001 par value per share (“Common Stock”), of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price (as defined below). Conversion notices in the form attached hereto as Exhibit A (each, a “Conversion Notice”) may be effectively delivered to Borrower by any method set forth in the “Notices” Section of the Purchase Agreement, and all Conversions shall be cashless and not require further payment from Lender.

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25.2   Conversion Price. Subject to the adjustments set forth herein, the conversion price for each Conversion shall be calculated pursuant to the following formula: 80% multiplied by the lowest daily VWAP during the twenty (20) Trading Days immediately preceding the applicable Conversion (the “Conversion Price”). As used herein, the term “Trading Day” shall mean any day on which the New York Stock Exchange is open for trading, and the term “VWAP” shall mean the volume weighted average price of the Common Stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg, L.P.”

(d)	The following provision shall be added to the Note as Section 26:

“26. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note, Borrower shall not effect any conversion of this Note to the extent that after giving effect to such conversion would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 9.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.”

3.                  Extension Fee. In consideration of Lender’s grant of the Extension, its fees incurred in preparing this Amendment and other accommodations set forth herein, Borrower agrees to pay to Lender an extension fee (the “Extension Fee”) in the amount of seven and one- half percent (7.5%) of the outstanding balance of the Note. The Extension Fee is hereby added to the outstanding balance of the Note as of the date of this Amendment. Lender and Borrower further agree that the Extension Fee is deemed to be fully earned as of the date hereof, is nonrefundable under any circumstance, and that the Extension Fee tacks back to the date of the Note for Rule 144 purposes. Borrower represents and warrants that as of the date hereof the outstanding balance of the Note, following the application of the Extension Fee, is

$2,765,983.13.

4.                  Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)    Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

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(b)    There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c)    Except as expressly set forth in this Amendment, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Transaction Documents.

(d)    Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e)    Borrower represents and warrants that as of the date hereof no Events of Default or other material breaches exist under the Transaction Documents or have occurred prior to the date hereof.

5.                  Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with the Extension or any other amendment to the Note granted herein.

6.                  Other Terms Unchanged. The Note, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Note, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law, venue, and Arbitration Provisions, as set forth in the Note.

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7.                  No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

8.                  Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

9.                  Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

LENDER:

ILIAD RESEARCH AND TRADING, L.P.

By: Iliad Management, LLC, its General Partner

      By:Fife Trading, Inc., its Manager

By:	John M. Fife, President

BORROWER:

GBT TECHNOLOGIES INC.

By:_______________________________

Printed Name: Mansour Khatib

Title: CMO, Secretary and Director

[Signature Page to Amendment to Promissory Note]

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